Exhibit 1.1

$550,000,000

MELLON BANK PFL MASTER NOTE TRUST

SERIES 2004-1

UNDERWRITING AGREEMENT

June 16, 2004

CITIGROUP GLOBAL MARKETS INC.

as Representative of the

Several Underwriters

390 Greenwich Street, 6th Floor

New York, New York 10013

Ladies and Gentlemen:

Section 1. Introductory. Mellon Bank PFL Master Note Trust (the “Issuer”) proposes to issue $513,700,000 aggregate principal amount of Class A Notes, Series 2004-1 (the “Class A Notes”), $22,341,000 aggregate principal amount of Class B Notes, Series 2004-1 (the “Class B Notes”) and $13,959,000 aggregate principal amount of Class C Notes, Series 2004-1 (the “Class C Notes” and, collectively with the Class A Notes and the Class B Notes, the “Offered Notes”). The offering of the Offered Notes by the Underwriters pursuant to this Agreement is referred to herein as the “Note Offering”. The Issuer’s Class D Notes, Series 2004-1 (the “Class D Notes” and, collectively with the Offered Notes, the “Notes”) also will be issued pursuant to the Indenture.

The Issuer is a Delaware statutory trust formed pursuant to a Trust Agreement, dated as of March 1, 2004 (the “Trust Agreement”), between Mellon Bank, N.A. as administrator, Mellon Premium Finance Loan Owner Trust, as depositor, and Chase Manhattan Bank U.S.A., National Association, as owner trustee (the “Owner Trustee”). The Offered Notes will be issued pursuant to an indenture dated as of June 24, 2004 (the “Master Indenture”) between the Issuer and Wells Fargo Bank, National Association, as indenture trustee (the “Indenture Trustee”), as supplemented by the Series 2004-1 indenture supplement with respect to the Offered Notes dated as of June 24, 2004 (the “Indenture Supplement” and, together with the Master Indenture, the “Indenture”).

The primary asset of the Issuer is a certificate (the “Master Collateral Certificate”) representing a beneficial interest in the assets held in Mellon Bank Premium Finance Loan Master Trust (“Trust I”), issued pursuant to the Amended and Restated Pooling and Servicing Agreement dated as of June 15, 2001, as amended as of June 24, 2004 and as supplemented by the Series 2004-MC Supplement thereto (as so amended and supplemented, the “Pooling and Servicing Agreement”), among Mellon Bank, N.A., a national banking association (the “Seller”), AFCO Credit Corporation, a New York corporation (“AFCO Credit”) and AFCO

Acceptance Corporation, a California corporation (“AFCO Acceptance” and together with AFCO Credit as servicers, the “Servicer”), Premium Financing Specialists, Inc., a Missouri Corporation, and Premium Financing Specialists of California, In., a California corporation, as backup-servicers and Wells Fargo Bank, National Association, a national banking association, as trustee (the “Trustee”). The assets of Trust I include, among other things, certain commercial insurance premium finance loans (the “Receivables”) conveyed from time to time to the Seller, who then conveys such Receivables to the Mellon Premium Finance Loan Owner Trust (the “Transferor”), a Delaware statutory trust. The Transferor conveys such Receivables to Trust I.

The Issuer proposes to issue and sell the Offered Notes to the Underwriters named in Schedule I hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”). This Agreement is referred to herein as the “Agreement.”

Capitalized terms used herein (including in the Introductory hereto) that are not otherwise defined shall have the meanings ascribed thereto in the Indenture.

Section 2. Representations and Warranties of the Seller and the Issuer. (a) The Seller and the Issuer (and, together with the Transferor, collectively referred to as the “Registrants”) each severally and jointly, represents and warrants, to, and agrees with, each Underwriter as set forth in this Section 2. Certain terms used in this Section 2 are defined in paragraph (i) below.

(i) Each of the Registrants meets the requirements for use of Form S-1 under the Securities Act of 1933, as amended (the “Securities Act”) and have filed with the Securities and Exchange Commission (the “Commission”) a registration statement (Registration Nos. 333-113957, 333-113957-01, 333-113957-02 and 333-113957-03), including a related preliminary prospectus, on such Form for the registration under the Securities Act of the Offered Notes. The Registrants may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to the Representative. The Registrants will next file with the Commission (A) prior to the effectiveness of such registration statement, a further amendment thereto (including the form of final prospectus relating to the Offered Notes) or (B) after effectiveness of such registration statement, a final prospectus in accordance with Rules 430A and 424(b) under the Securities Act. In the case of clause (B), the Registrants have included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in the Prospectus with respect to the Offered Notes and the Note Offering. As filed, such amendment and form of final prospectus shall include all Rule 430A Information, together with all other such required information with respect to the Offered Notes and the Note Offering and, except to the extent the Underwriters shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Representative prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest preliminary prospectus that has previously been furnished to the Representative) as the Registrants have advised the Representative, prior to the

Execution Time, will be included or made therein. If the Registration Statement contains the undertakings specified by item 512(a) of Regulation S-K, the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).

The terms that follow, when used in this Agreement, have the meanings indicated. The term “Effective Date” means each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. “Execution Time” means the date and time that this Agreement is executed and delivered by the parties hereto. “Preliminary Prospectus” means any preliminary prospectus referred to in the preceding paragraph and any preliminary prospectus included in the Registration Statement that, at the Effective Date, omits Rule 430A Information. “Prospectus” means the form of prospectus relating to the Offered Notes that is first filed with the Commission pursuant to Rule 424(b) or, if no filing pursuant to Rule 424(b) is required, means the prospectus relating to the Offered Notes included in the Registration Statement at the Effective Date. “Registration Statement” means the registration statement referred to in the preceding paragraph and any registration statement required to be filed under the Securities Act or rules thereunder, including incorporated documents, exhibits and financial statements, in the form in which it has or shall become effective and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended. Such term shall include Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A. “Rule 424,” “Rule 430A,” “Rule 415” and “Regulation S-K” refer to such rules or regulations under the Securities Act. “Rule 430A Information” means information with respect to the Offered Notes and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A. Any reference herein to the Registration Statement or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Item 12 of Form S-1 that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the Effective Date of the Registration Statement or the issue date of the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(ii) On the Effective Date, the Registration Statement did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) did or will comply in all material respects with the applicable requirements of the Securities Act and the rules thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (as amended and together with any supplements thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Registrants make no representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Registrants by any Underwriter specifically for use in connection with the preparation of the Registration Statement or the Prospectus (or any supplements thereto). Each Registrant hereby agrees with the Underwriters that, for all purposes of this Agreement, the only information furnished to the Registrants by the Underwriters through the Representative specifically for use in the Registration Statement, the Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, are: the last paragraph at the bottom of the cover page of the Prospectus, the third to last sentence under the heading “Risk Factors—The absence of a secondary market for the certificates could limit your ability to resell the certificates,” and the concession and reallowance figures appearing in the third and fourth paragraphs under the caption “Underwriting” in the Prospectus (collectively, the “Underwriter Information”).

(iii) Each of the Issuer and the Transferor is a Delaware statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, and is validly existing and in good standing under the laws of the State of Delaware, and the Seller is a national banking association, organized and validly existing under the laws of the United States of America, and each of the Registrants has all requisite corporate or trust (as applicable) power, authority and legal right to own its respective properties and conduct its respective business as described in the Registration Statement and the Prospectus and to execute, deliver and perform the transactions contemplated by this Agreement, the Pooling and Servicing Agreement, the First Tier Receivables Purchase Agreement, the Second Tier Receivables Purchase Agreement and the Indenture (collectively the “Specified Agreements”) to which each is a party, and to authorize the authentication, execution and issuance of the Notes and the issuance of the Master Collateral Certificate.

(iv) Each of the Issuer, the Seller and the Transferor is duly qualified to do business and in good standing (or is exempt from such requirement) in any state required in order to conduct its respective business, and each has obtained all necessary licenses and approvals required under Federal and Delaware law with respect to the Issuer, the Transferor and Trust I, and required under Federal or Pennsylvania law with respect to the Seller, except where failure to obtain such qualification or such license would not materially adversely affect the conduct of its business.

(v) The execution, delivery and performance by each of the Issuer, the Transferor, Trust I and the Seller of the Specified Agreements to which it is a party, the issuance of the Notes and the Master Collateral Certificate and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action or proceedings.

(vi) The Seller has duly and validly authorized the conveyance of the Receivables to the Transferor, and the Transferor has duly and validly authorized the conveyance of the Receivables to Trust I. The Master Collateral Certificate has been validly issued to the Issuer and is entitled to the benefits of the Pooling and Servicing Agreement.

(vii) The execution, delivery and performance by the Seller and the Transferor of the Specified Agreements to which each is a party, the issuance of the Notes and the Master Collateral Certificate and the fulfillment of the terms hereof and thereof will not conflict with, result in any breach of any of the terms and provisions of, or constitute (with or without notice or lapse of time or both) a default under, or (other than the Liens of the Pooling and Servicing Agreement and the Indenture) result in the creation or imposition of any Lien under any material indenture, contract, agreement, mortgage, deed of trust or other instrument to which Seller or the Transferor is a party or by which either of them or any of their respective properties are bound.

(viii) The execution, delivery and performance by the Seller and the Issuer of the Specified Agreements to which each is a party, the issuance of the Notes and the Master Collateral Certificate and the fulfillment of the terms hereof and thereof, will not conflict with or violate any Requirements of Law applicable to the Seller or the Issuer, respectively.

(ix) There are no proceedings or investigations pending, or to the best knowledge of the Seller or the Issuer threatened, against the Seller, the Issuer or the Transferor, as applicable, before any court, regulatory body, administrative agency, arbitrator or other tribunal or governmental instrumentality (A) asserting the invalidity of any Specified Agreement to which each is a party or the Notes or the Master Collateral Certificate, (B) seeking to prevent the issuance of the Notes or the Master Collateral Certificate or the consummation of any of the transactions contemplated by the Specified Agreements to which each is a party, (C) seeking any determination or ruling that, in the reasonable judgment of the Seller or the Issuer, as the case may be, would materially and adversely affect the performance by the Seller, the Issuer or the Transferor, as applicable, of its respective obligations under any Specified Agreement to which each is a party, (D) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Specified Agreements to which each is a party or the Notes or the Master Collateral Certificate, or (E) seeking to affect adversely the income tax attributes of the Trust, as described in the Prospectus under the heading “U.S. Federal Income Tax Consequences”; and there are no contracts or documents of the Seller, the Issuer or the Transferor, as applicable, that are required to be filed as exhibits to the Registration Statement by the Securities Act or by the rules and regulations of the Commissioner promulgated under the Securities Act (the “Rules and Regulation”) that have not been so filed.

(x) All approvals, authorizations, consents, orders and other actions of any Person or of any governmental body or official required in connection with the execution and delivery of the Specified Agreements to which the Seller, the Issuer and/or the Transferor is a Party, the issuance of the Notes and the Master Collateral Certificate and the performance of the transactions contemplated hereby and thereby and the fulfillment of the terms hereof and thereof, have been obtained.

(xi) The Seller has delivered to the Representative complete and correct copies of (A) publicly available portions of the Consolidated Reports of Condition and Income of the Seller for the years ended December 31, 2001, 2002 and 2003, as submitted to the Comptroller of the Currency; and (B) the December 31, 2001, 2002 and 2003 audited consolidated balance sheets of Mellon Financial Corporation that are included in respectively Mellon Financial Corporation’s 2001, 2002 and 2003 Annual Reports to Stockholders. Except as otherwise set forth therein, or in other subsequent filings with the Commission, (x) there has been no material adverse change in the condition (financial or otherwise) of the Seller and (y) there have been no transactions entered into by the Seller, other than those in the ordinary course of its business, that are material with respect to the Seller.

(xii) Any taxes, fees and other governmental charges in connection with the execution, delivery and performance of the Specified Agreements and the Notes and the Master Collateral Certificate shall have been paid by the Seller or will be paid by the Seller at or prior to the Closing Date to the extent then due.

(xiii) The Offered Notes, when validly authenticated, issued and delivered in accordance with the Indenture and sold to the Underwriters as provided herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture, and, together with the Pooling and Servicing Agreement, the Indenture and the Master Collateral Certificate will conform in all material respects to the descriptions thereof and the statements in relation thereto contained in the Prospectus.

(xiv) Assuming the due authorization, execution and delivery thereof by the other parties thereto, the Specified Agreements to which any of the Seller, the Issuer or the Transferor is a party constitute the legal, valid and binding agreement of the Seller, the Issuer or the Transferor, as applicable, enforceable against the Seller, the Issuer or the Transferor, as applicable, in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, reorganization and other laws affecting enforcement of creditors’ rights in general (as they may be applied in the context of the insolvency of a national banking association, in the case of the Seller) and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

(xv) On the Closing Date, the Issuer will be the registered holder of the Master Collateral Certificate, and will not have assigned to any Person (other than to the Indenture Trustee) any of its right, title or interest in the Master Collateral Certificate.

(xvi) At the time of each transfer of Receivables after the Closing Date, (x) the Seller will have good and marketable title to the Receivables and other property transferred by it to the Transferor pursuant to the Second Tier Receivables Purchase Agreement and (y) the Transferor will have good and marketable title to the Receivables and other property transferred by it to Trust I pursuant to the Pooling and Servicing Agreement, in each case free and clear of Liens (other than the Liens granted pursuant to the Second Tier Receivables Purchase Agreement and the Pooling and Servicing Agreement), and will not have assigned to any Person (other than to the Trustee) any of its right, title or interest in any of such Receivables or such other property.

(xvii) None of the Seller, the Transferor, the Issuer or Trust I is an “investment company” or “controlled” by an “investment company” as such terms are defined in the Investment Company Act.

(xviii) As of the time of each transfer of Receivables pursuant to the First Tier Receivables Purchase Agreement and the Second Tier Receivables Purchase Agreement, each of the representations and warranties of (x) the Seller deemed made pursuant to the Second Tier Receivables Purchase Agreement and (y) the Transferor deemed made pursuant to the Pooling and Servicing Agreement will each be true and correct, and, as of each other date on which the Seller or the Transferor, as applicable, is deemed, pursuant to the terms of the Second Tier Receivables Purchase Agreement or the Pooling and Servicing Agreement, as applicable, to make any of the representations and warranties set forth therein, and in Officer’s Certificates of the Seller and/or the Transferor delivered on each such date pursuant to the Second Tier Receivables Purchase Agreement or the Pooling and Servicing Agreement, as applicable, will be true and correct, and the Underwriters may rely on such representations and warranties as if they were set forth herein in full.

(b) Any Officer’s Certificate signed by any officer of the Seller, the Issuer or the Transferor and delivered to the Representative or its counsel shall be deemed a representation and warranty of the Seller, the Issuer or the Transferor, as the case may be, to the Underwriters as to the matters covered thereby.

Section 3. Purchase and Sale. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Issuer agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, except as set forth in Section 9 below, to purchase the respective initial principal amount of each Class of Offered Notes set forth opposite such Underwriter’s name in Schedule I hereto, at a purchase price of 99.74% of the aggregate principal amount thereof.

The Offered Notes will initially be represented by one or more certificates for each Class of Offered Notes, representing $550,000,000 aggregate initial principal amount, each of which will be registered in the name of Cede & Co., the nominee of The Depository Trust Company (“DTC”) (such certificates, the “DTC Certificates”). The interests of beneficial owners of the DTC Certificates will be represented by book entries on the records of DTC and participating members thereof. Definitive certificates evidencing the Offered Notes will be available only under the limited circumstances specified in the Indenture.

Delivery of the DTC Notes shall be made to the accounts of the several Underwriters at the office of DTC, 55 Water Street, 49th Floor, New York, New York 10004, against payment by the several Underwriters of the purchase price therefor to or upon the order of the Transferor in immediately available funds at the office of McKee Nelson LLP, New York, New York at 10:00 a.m., New York time, on June 24, 2004, or at such other time not later than seven full business days thereafter as the Transferor and the Underwriters determine, such time being herein referred to as the “Closing Date”. The certificates evidencing the DTC Notes will be made available for checking at the office of McKee Nelson LLP at 5 Times Square, 35th Floor, New York, New York 10036, at least 24 hours prior to the Closing Date.

Section 4. Offering by the Underwriters. (a) It is understood that the Underwriters propose to offer the Offered Notes for sale to the public as set forth in the Prospectus.

(b) Each Underwriter agrees that if it is a foreign broker dealer not eligible for membership in the National Association of Securities Dealers, Inc. (the “NASD”), it will not effect any transaction in the Offered Notes within the United States or induce or attempt to induce the purchase of or sale of the Offered Notes within the United States, except that it shall be permitted to make sales to other Underwriters or to its United States affiliates, provided that such sales are made in compliance with an exemption of certain foreign brokers or dealers under Rule 15a-6 under the Exchange Act and in conformity with the Rules of Fair Practice of the NASD as such Rules apply to non-NASD brokers or dealers.

(c) Each Underwriter represents and agrees that (i) it has not offered or sold and, prior to the expiry of the period of six months from the Closing Date, will not offer or sell any Offered Notes to Persons in the United Kingdom except to Persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which do not constitute an offer to the public in the United Kingdom for the purposes of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 of the United Kingdom with respect to anything done by it in relation to the Offered Notes in, from or otherwise involving the United Kingdom; (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Offered Notes to a Person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1997 of the United Kingdom or is a Person to whom the document may otherwise lawfully be issued or passed on.

Section 5. Certain Agreements of the Registrants. The Seller, the Transferor and the Issuer each covenants and agrees with the several Underwriters that:

(a) Each of the Registrants will use its best efforts to cause the Registration Statement and any amendment thereto, if not effective at the Execution Time, to become effective. If the Registration Statement has become or becomes effective pursuant to Rule

430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Registrants will file the Prospectus, properly completed, pursuant to Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Underwriters of such timely filing. The Registrants will promptly advise the Underwriters (i) when the Registration Statement, and any amendment thereto, shall have become effective, (ii) when the Prospectus, and any supplement thereto, shall have been filed with the Commission pursuant to Rule 424(b), (iii) of any request by the Commission for any amendment of or supplement to the Registration Statement or the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threat of any proceeding for that purpose and (v) of the receipt by the Registrants of any notification with respect to the suspension of the qualification of the Offered Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Registrants will not file any amendment of the Registration Statement or supplement to the Prospectus unless a copy has been furnished to the Representative for its review prior to such filing and the Representative has provided its consent thereto. Each of the Registrants will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the lifting thereof.

(b) If at any time when a Prospectus relating to the Offered Notes is required to be delivered under the Securities Act, any event occurs as a result of which such Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary at any time to amend or supplement such Prospectus to comply with the Securities Act or the Exchange Act or the Rules and Regulations thereunder, the Registrants promptly will prepare and file with the Commission an amendment or supplement that will effect such compliance; provided, however, that the Registrants will not file any such amendment or supplement unless the Underwriters shall have received and been given a reasonable opportunity to review and comment on each such amendment or supplement and the Representative has provided its consent thereto. Neither the consent of any Underwriter to, nor the delivery by any Underwriter of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6 hereof.

(c) As soon as practicable, but not later than the Availability Date (as defined below), the Transferor will cause the Indenture Trustee to make generally available to the Holders of the Offered Notes and to the Representative an earnings statement with respect to the Issuer covering a period of at least 12 months beginning after the Effective Date that will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act. For the purpose of the preceding sentence, “Availability Date” means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes the Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Transferor’s fiscal year, “Availability Date” means the 90th day after the end of such fourth fiscal quarter.

(d) The Registrants will furnish to the Underwriters copies of the Registration Statement as originally filed and each amendment thereto (in each case at least three of which will be signed and will include all exhibits), each related Preliminary Prospectus, the

Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may reasonably request. The Registrants will furnish or cause to be furnished to the Representative copies of all reports on Form SR required by Rule 463 under the Securities Act.

(e) The Seller and the Issuer will arrange for the qualification of the Offered Notes for sale under the laws of such jurisdictions in the United States as the Underwriters may reasonably designate and will continue such qualifications in effect so long as required for the distribution of the Offered Notes; provided, however, that Seller and the Issuer shall not be obligated to qualify to do business nor become subject to service of process generally, but only to the extent required for such qualification, in any jurisdiction in which it is not currently so qualified, and will arrange for the determination of the legality of the Offered Notes for purchase by institutional investors.

(f) So long as any of the Offered Notes are outstanding, the Transferor will (or will cause the Seller to) deliver or cause to be delivered to the Underwriters (i) copies of each report mailed to the Trustee or the Master Collateral Certificateholders, as soon as such report is mailed to the Trustee or such Holders, (ii) the annual statement as to compliance and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Sections 3.5 and 3.6 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Trustee, (iii) copies of all documents required to be filed with the Commission pursuant to the Exchange Act or any order of the Commission thereunder and (iv) such other information concerning the Seller, the Transferor, the Issuer, the Master Collateral Certificate, the Notes or the Trust as the Underwriters may reasonably request from time to time.

(g) The Seller will pay all expenses incident to the performance of its obligations under this Agreement, including without limitation (i) expenses of preparing, printing, reproducing and distributing the Registration Statement and each amendment thereto, the preliminary prospectuses, the Prospectus (including any amendments and supplements thereto), the Specified Agreements and the Offered Notes, (ii) the disbursements of the Trustee and its counsel, (iii) the fees and disbursements of the independent public accountants of the Seller and, to the extent previously agreed, fees and disbursements of counsel to the Seller and the Transferor, (iv) the fees charged by Moody’s Investors Service, Inc. (“Moody’s”) and Standard & Poor’s Ratings Service, a division of The McGraw Hill Companies, Inc. (“Standard & Poor’s” and together with Moody’s, the “Rating Agencies”) in connection with the rating of the Offered Notes and the Master Collateral Certificate, as applicable, (v) the fees of DTC in connection with the book-entry registration of the DTC Certificate, (vi) all fees and expenses of McKee Nelson LLP in its roles as underwriters’ counsel and special counsel to the Issuer; provided that the Underwriters shall be responsible for McKee Nelson LLP’s fees and expenses which are allocable to its role as underwriter’s counsel in an amount not to exceed $125,000 and (vii) expenses incurred in distributing preliminary prospectuses and the Prospectus (including any amendments and supplements thereto) to the Underwriters, and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by the Underwriters pursuant to Section 5(e) hereof in connection with the qualification of the Offered Notes for sale and determination of their eligibility for investment under the laws of such jurisdictions in the United States as the Underwriters may designate.

(h) Each of the Seller and the Transferor, in turn, has caused the Originators’ books and records (including any computer records) to be marked relating to the Receivables to be transferred to Trust I, to show the transfer to the Trust of such Receivables, and neither the Seller nor the Transferor has taken, and from and after the Closing Date, neither the Seller nor the Transferor shall take, any action inconsistent with the transfer to Trust I of such Receivables, other than as permitted by the Pooling and Servicing Agreement.

(i) For a period of 30 days from the date hereof, none of the Registrants or any of their affiliates or any trust formed by them or any of their affiliates will, without the prior written consent of the Underwriters, directly or indirectly, offer, sell or contract to sell or announce the offering of, in a public or private transaction, any other collateralized securities similar to the Offered Notes (other than the Class D Notes) representing interests in insurance premium finance loans.

(j) So long as any Offered Notes are outstanding, the Transferor will (or will cause the Seller to) cause to be delivered to the Underwriters a reliance letter relating to each Opinion of Counsel delivered to the Trustee by counsel to the Seller or the Transferor pursuant to the Pooling and Servicing Agreement, or to the Indenture Trustee or any Rating Agency by counsel to the Seller or the Transferor pursuant to the Indenture, at the time such opinion is delivered.

(k) To the extent, if any, that the rating provided with respect to the Offered Notes by any Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller or the Transferor, the Seller or the Transferor, as the case may be, will furnish such documents and take any such other actions as may be required.

Section 6. Conditions of the Obligations of the Underwriters. The obligation of the Underwriters to purchase and pay for the Offered Notes will be subject to the accuracy of the representations and warranties on the part of the Seller and the Transferor as of the Execution Time and the Closing Date, to the accuracy of the statements of the officers of the Originators, the Seller, the Transferor, the Issuer and Trust I made pursuant to the provisions hereof, to the performance by the Seller and the Transferor of their respective obligations hereunder and to the following additional conditions precedent:

(a) (i) On the date of this Agreement, the Underwriters and the Seller shall have received a letter, dated the date of delivery thereof (which, if the Effective Time is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to the Effective Time), of KPMG LLP (“KPMG”) confirming that they are independent public accountants within the meaning of the Securities Act and the Rules and Regulations, substantially in the form of the draft to which the Underwriters have previously agreed and otherwise in form and substance satisfactory to the Underwriters and counsel for the Underwriters, and (ii) on the Closing Date, the Underwriters and the Seller shall have received a letter, dated as of the Closing Date, from KPMG updating the letter referred to in clause (i) above, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

(b) If the Registration Statement has not become effective prior to the Execution Time, unless the Underwriters agree in writing to a later time, the Registration Statement shall have become effective not later than 10:00 a.m. New York time on the date of this Agreement (or the next day, if this Agreement is executed after the close of business on the date hereof); if filing of the Prospectus, or any supplements thereto, is required pursuant to Rule 424(b), the Prospectus shall have been filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development involving a prospective change, in or affecting particularly the business or properties of any of the Originators, the Seller, the Transferor, the Issuer or Trust I that, in the judgment of the Underwriters materially impairs the investment quality of the Offered Notes; (ii) any downgrading in the rating of any debt securities of Mellon Financial Corporation or any of its direct or indirect subsidiaries by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any such debt securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Seller on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by Federal, New York, Delaware or Pennsylvania authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Underwriters, the effect of and such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Offered Notes.

(d) The Representative shall have received:

(1) The favorable opinion or opinions of internal counsel of the Seller and/or Reed Smith LLP, counsel to the Seller and the Transferor, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, and in the aggregate substantially to the effect that:

(i) The Transferor has been duly formed as a Delaware statutory trust under Chapter 38 of Title 12 of the Delaware Code, 12 Del. Code §3801 et seq., as it may be amended from time to time, and is validly existing and in good standing under the laws of the State of Delaware, is duly qualified to do business and is in good standing under the laws of each jurisdiction other than where the failure to be so qualified would not have a material adverse effect on the Transferor’s business, and has full trust power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under the Specified

Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby;

(ii) each of the Specified Agreements to which it is a party has been duly authorized, executed and delivered by the Transferor;

(iii) none of the execution and delivery of the Specified Agreements to which it is a party, or the issuance and delivery of the Offered Notes or the consummation of any of the transactions contemplated herein or therein, or the fulfillment of the terms of the Notes or the Specified Agreements, will conflict with or violate, result in a material breach of or constitute a default under (A) any Requirements of Law applicable to the Transferor or any statute or regulation currently applicable to Trust I, (B) any term or provision of any order known to such counsel to be currently applicable to the Transferor or Trust I of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Transferor or Trust I, as the case may be, or (C) any term or provision of any indenture or other agreement or instrument known to such counsel to which the Transferor or Trust I is a party or by which either of them or any of their properties are bound (provided that the opinion provided pursuant to this paragraph may exclude the indemnification and contribution provisions of the Underwriting Agreements);

(iv) the Receivables constitute “general intangibles” as defined in the Uniform Commercial Code in effect in the State of Delaware and the Commonwealth of Pennsylvania;

(v) Uniform Commercial Code financing statements with respect to the Investor Interest in the Receivables and the proceeds thereof have been filed in the offices of the Secretary of State of the State of Delaware and the Secretary of State of the Commonwealth of Pennsylvania. No other filings or other actions, with respect to the Trustee’s interest in the Receivables transferred and to be transferred by the Transferor to the Trust, are necessary to perfect the interest of the Trustee in the Receivables, and the proceeds thereof, against third parties, except that appropriate continuation statements must be filed at five-year intervals;

(vi) in the event that a court were to conclude that the assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Trustee pursuant to the Pooling and Servicing Agreement was not a sale, the Pooling and Servicing Agreement, together with the filing of the financing statements referred to in paragraph (v) above, create a first priority perfected security interest in the Receivables transferred and to be transferred by the Transferor to the Trust, all documents and instruments relating thereto and all proceeds thereof, prior to any security interests which may be perfected under Delaware or Pennsylvania law by the filing of financing statements (in rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances);

(vii) except as otherwise disclosed in the Prospectus (and any supplements thereto) or the Registration Statement, there is no pending, or to the best knowledge of such counsel threatened, action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Notes, Trust I, the Master Collateral Certificate, the Specified Agreements or any of the transactions contemplated therein or with respect to the Transferor that, taking into account the likelihood of the outcome, the damages or other relief sought and other relevant factors, would have a material adverse effect on the holders of the Offered Notes or upon the ability of the Transferor to perform its obligations under the Specified Agreements; and any statements included in the Registration Statement and the Prospectus (and any amendments or supplements thereto) describing (A) legal proceedings relating to the Transferor and (B) the Receivables in each case fairly summarize the matters therein described;

(viii) such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus (and any amendments or supplements thereto as of the Closing Date) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in both cases, financial and statistical information contained or required to be contained therein as to which such counsel need express no belief) (such belief may be limited to the sections of the Prospectus under the headings “Prospectus Summary — Transaction Parties — Transferor” and “— Seller of the Receivables,” and “Transaction Parties — Transferor,” “Seller of the Receivables” and “Originators and Servicers,” “Business of the Originators,” and “The Trust I Receivables” and the parallel sections of the Registration Statement); and;

(ix) no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation by the Transferor, the Issuer or Trust I of the transactions contemplated in or the performance of any of its respective duties and obligations under the Specified Agreements, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Offered Notes by the Underwriters and such as may be required under insurance premium finance or similar laws.

In rendering such opinion counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer,

Trust I, the Transferor and public officials. References to the Prospectus in this opinion shall include any supplements thereto.

(2) The favorable opinion of McKee Nelson LLP, counsel for the Underwriters and special counsel to Seller and the Transferor, dated the Closing Date and to the effect that:

(i) the Master Collateral Certificate, when executed, authenticated and delivered as specified in the Pooling and Servicing Agreement will be duly and validly issued and outstanding and entitled to the benefits of the Pooling and Servicing Agreement; and the Notes, when executed, authenticated and delivered as specified in the Indenture and delivered against payment of the consideration specified herein, will be duly and validly issued and outstanding and entitled to the benefits of the Indenture;

(ii) each of the First Tier Receivables Purchase Agreement and the Second Tier Receivables Purchase Agreement constitutes the legal, valid and binding agreement of each of the Originators, the Seller and the Transferor, respectively, enforceable in accordance with its terms, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights in general (as they may be applied in the context of the insolvency of a national banking association, in the case of the Seller) and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder;

(iii) the Pooling and Servicing Agreement constitutes the legal, valid and binding agreement of the Transferor, enforceable in accordance with its terms, subject (a) to the effect of bankruptcy, insolvency, reorganization, moratorium and similar laws relating to or affecting creditors’ rights in general and court decisions with respect thereto, (b) to the understanding that no opinion is expressed as to the application of equitable principles in any proceeding, whether at law or in equity, and (c) to limitations of public policy under applicable securities laws as to rights of indemnity and contribution thereunder;

(iv) the Registration Statement has become effective under the Securities Act and, to the best of their knowledge and information, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the Registration Statement and the Prospectus, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Securities Act and the Rules and Regulations.

(v) Such counsel has participated in conferences with representatives of the Seller, the Transferor, the Originators and the Representative, at which the contents of the Registration Statement, the Prospectus and related matters were discussed and, although such counsel is not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus (except to the extent set forth in paragraph (ix) below), on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Seller, the Transferor and the Originators), no facts have come to such counsel’s attention which would lead such counsel to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein no misleading or that the Prospectus, on the date hereof, includes an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in the case of both the Registration Statement and the Prospectus, the financial statements and other financial and statistical information contained therein or incorporated by reference therein, as to which, in each case, no view shall be expressed);

(vi) Each of the Notes, the First Tier Receivables Purchase Agreement, the Second Tier Receivables Purchase Agreement, the Pooling and Servicing Agreement, the Master Collateral Certificate and the Indenture conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus;

(vii) None of the Seller, the Issuer or Trust I is an “investment company” within the meaning of the Investment Company Act;

(viii) the statements in the Registration Statement under the heading “U.S. Federal Income Tax Consequences” and “ERISA Considerations” to the extent that they constitute statements of matters of law or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are correct in all material respects;

(ix) the Receivables constitute “general intangibles” as defined in the Uniform Commercial Code in the State of New York;

(x) (A) the Notes will properly be treated as indebtedness for federal income tax purposes and (B) the Trust will not be classified as an association or a publicly traded partnership taxable as a corporation for federal income tax purposes; and

(xi) such other opinions as the Rating Agencies may require.

In rendering such opinion, McKee Nelson LLP may rely on the opinions of (A) Richards, Layton & Finger, P.A., counsel for the Transferor, (B) Reed Smith LLP, counsel to Seller and the Originators, and (C) internal counsel to each of the Seller, the Transferor and the Originators, as to the matters dealt with in such opinions.

(3) The favorable opinion of Reed Smith LLP, counsel to Seller, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, and substantially to the effect that:

(i) the Receivables constitute “general intangibles” as defined in the Uniform Commercial Code in effect in the Commonwealth of Pennsylvania;

(ii) Uniform Commercial Code financing statements with respect to the Investor Interest in the Receivables and the proceeds thereof have been filed in the office of the Secretary of State of the Commonwealth of Pennsylvania. No other filings or other actions, with respect to the Transferor’s interest in the Receivables transferred and to be transferred by Seller to the Transferor, are necessary to perfect the interest of the Transferor in the Receivables, and the proceeds thereof, against third parties, except that appropriate continuation statements must be filed at five-year intervals; and

(iii) in the event that a court were to conclude that the assignment of the Receivables, all documents and instruments relating thereto and all proceeds thereof to the Transferor pursuant to the Second Tier Receivables Purchase Agreement was not a sale, the Second Tier Receivables Purchase Agreement, together with the filing of the financing statements referred to in paragraph (ii) above, create a first priority perfected security interest in the Receivables transferred and to be transferred by Seller to the Transferor, all documents and instruments relating thereto and all proceeds thereof, prior to any security interests which may be perfected under Pennsylvania law by the filing of financing statements (in rendering such opinion counsel may take such exceptions as are appropriate and reasonably acceptable under the circumstances).

(4) The favorable opinion or opinions of internal counsel of each of the Originators and/or of Reed Smith LLP, counsel to Originators, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, and in the aggregate substantially to the effect that:

(i) each of the Originators has been duly organized and licensed as a corporation and is validly existing and in good standing under the laws of New York and California, respectively, is duly qualified to do business and is in good standing under the laws of each jurisdiction where it conducts its business other than where the failure to be so qualified would not have a material adverse effect on Originator’s business, and has full corporate power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under the Specified Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby;

(ii) each of the Specified Agreements to which it is a party has been duly authorized, executed and delivered by each Originator, as the case may be;

(iii) neither the execution and delivery of the Specified Agreements to which it is a party, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Specified Agreements, will conflict with or violate, result in a material breach of or constitute a default under (A) any Requirements of Law applicable to either of the Originators or any statute or regulation currently applicable, (B) any term or provision of any order known to such counsel to be currently applicable to either of the Originators of any court, regulatory body, administrative agency or governmental body having jurisdiction over either of the Originators, as the case may be, or (C) any term or provision of any indenture or other agreement or instrument known to such counsel to which either of the Originators is a party or by which either of them or any of their properties are bound;

(iv) except as otherwise disclosed in the Prospectus (and any supplements thereto) or the Registration Statement, there is no pending, or to the best knowledge of such counsel threatened, action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Specified Agreements to which the Originators are a party or any of the transactions contemplated herein or therein or with respect to the Originators that would have a material adverse effect on the Notes, the Issuer or Trust I or upon the ability of either of the Originators to perform its obligations under the Specified Agreements; and the statements included in the Registration Statement and the Prospectus (and any supplements thereto) describing (A) legal proceedings relating to the Originators and (B) the insurance premium finance loan agreements, regulation of premium finance companies and state insurance guaranty funds in each case fairly summarize the matters therein described;

(v) such counsel has no reason to believe that at the Effective Date the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (and any supplements thereto as of the Closing Date) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in both cases, financial and statistical information contained or required to be contained therein as to which such counsel need express no belief) (such belief may be limited to the sections of the Prospectus under the headings “Prospectus Summary — Transaction Parties — Originators and Servicers” (as to Servicers only), “— Trust I Assets,” and “— Receivables,”

“Risk Factors — Regulation of insurance premium finance lending could delay or reduce payments to you,” and “— The sums provided by insurance guaranty funds could be limited and might result in delayed or reduced payments to you,” “Business of the Originators,” and “The Trust I Receivables”);

(vi) no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation or performance by the Originators of the transactions contemplated by, or performance of their respective obligations under any of the Specified Agreements, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Offered Notes by the Underwriters and such filings or other approvals (specified in such opinion) as have been made or obtained;

(vii) such counsel has been advised of the Originators’ standard operating procedures relating to the Originators’ acquisition of a perfected first priority security interest in the unearned premiums securing the obligations of the borrowers under insurance premium finance agreements originated by Originators in the ordinary course of the Originators’ business. Assuming that the Originators’ standard operating procedures are followed with respect to the perfection of security interests in the unearned premiums relating to the Receivables (such counsel having no reason to believe that the Originators have not or will not continue to follow their standard operating procedures in connection with the perfection of security interests in unearned premiums), each Originator has acquired or will acquire a perfected first priority security interest in the unearned premiums relating to the Receivables; and

(viii) each of the Originators, the Seller, the Transferor, the Issuer and Trust I has either obtained all licenses required to be obtained, or is exempt from such licensing requirements, with respect to its respective ownership of the Receivables, and the performance by the Servicer of its obligations under the Pooling and Servicing Agreement.

In rendering such opinion counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Issuer, Trust I, the Transferor, the Seller and public officials. References to the Prospectus in this opinion shall include any supplements thereto.

(5) The favorable opinion or opinions of internal counsel of the Seller, and/or Reed Smith LLP, counsel to the Seller, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel, and in the aggregate substantially to the effect that:

(i) the Seller has been duly organized and licensed as a national banking association and is validly existing and in good standing under the laws of the United States of America, is duly qualified to do business and is in good standing under the laws of each jurisdiction where it conducts its business other than where the failure to be so qualified would not have a material adverse effect on the Seller’s business, and has full corporate power and authority to own its properties, to conduct its business as described in the Registration Statement and the Prospectus, to enter into and perform its obligations under the Specified Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby;

(ii) each of the Specified Agreements to which it is a party has been duly authorized, executed and delivered by the Seller;

(iii) neither the execution and delivery of the Specified Agreements to which it is a party, nor the consummation of any of the transactions contemplated herein or therein, nor the fulfillment of the terms of the Specified Agreements, will conflict with or violate, result in a material breach of or constitute a default under (A) any Requirements of Law applicable to the Seller or any statute or regulation currently applicable, (B) any term or provision of any order known to such counsel to be currently applicable to the Seller of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Seller, or (C) any term or provision of any indenture or other agreement or instrument known to such counsel to which the Seller is a party or by which it or any of its properties are bound;

(iv) except as otherwise disclosed in the Prospectus (and any supplements thereto) or the Registration Statement, there is no pending, or to the best knowledge of such counsel threatened, action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator with respect to the Specified Agreements to which the Seller is a party or any of the transactions contemplated herein or therein or with respect to the Seller which would have a material adverse effect on the Notes or the Trust or upon the ability of the Seller to perform its obligations under the Specified Agreements; and the statements included in the Registration Statement and the Prospectus (and any supplements thereto) describing (A) legal proceedings relating to the Seller and (B) the Receivables in each case fairly summarize the matters therein described;

(v) such counsel has no reason to believe that at the Effective Date, the Registration Statement contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (and any supplements thereto as of the Closing Date) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (other than, in both cases, financial and statistical information contained or required to be contained therein as to which such counsel need express no belief); and

(vi) no approval, authorization, consent, order, registration, filing, qualification, license or permit of or with any court or governmental agency or body is required for the consummation or performance by the Seller, the Transferor, the Issuer, the Indenture Trustee, the Trustee or Trust I of the transactions contemplated by, or performance of their respective obligations under, any of the Specified Agreements, except such as have been obtained under the Securities Act and such as may be required under the blue sky laws of any jurisdiction inside the United States in connection with the purchase and distribution of the Offered Notes by the Underwriters and such filings or other approvals (specified in such opinion) as have been made or obtained.

In rendering such opinion counsel may rely as to matters of fact, to the extent deemed proper and as stated therein, on certificates of responsible officers of the Trust, the Transferor, the Seller and public officials. References to the Prospectus in this opinion shall include any supplements thereto.

(6) Reliance letters relating to each opinion rendered to the Indenture Trustee or any Rating Agency by Reed Smith, Richards, Layton & Finger, P.A. or any other counsel to the Transferor in connection with the rating of the Notes.

(7) The favorable opinion of internal counsel to Wells Fargo Bank, National Association (“Wells Fargo”) as Trustee and Indenture Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel to the effect that:

(i) Wells Fargo has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Specified Agreements to which it is a party and to issue the Notes and the Master Collateral Certificate;

(ii) each of the Specified Agreements to which it is a party has been duly authorized, executed and delivered by Wells Fargo;

(iii) assuming the laws of the State of Minnesota are the same as the laws of the State of New York, the Specified Agreements to which it is a party constitute the legal, valid and binding obligation of Wells Fargo, enforceable in accordance with their respective terms, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general (as they may be applied in the context of a national banking association) and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iv) the Notes and the Master Collateral Certificates have been duly executed, authenticated and delivered by Wells Fargo as Indenture Trustee and Trustee, respectively;

(v) neither the execution and delivery by Wells Fargo of the Specified Agreements to which it is a party nor the consummation of any of the transactions by Wells Fargo contemplated thereby required the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of Wells Fargo; and

(vi) the execution and delivery of the Specified Agreements to which it is a party by Wells Fargo and the performance by the Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Minnesota governing trust powers of Wells Fargo, (B) the Articles of Association or By-Laws of Wells Fargo, or (C) to the best of their knowledge, any indenture, lease, or other material agreement to which Wells Fargo is a party or to which its assets are subject.

(8) The favorable opinion of Richards, Layton & Finger, P.A., counsel to the Owner Trustee, dated the Closing Date and satisfactory in form and substance to the Representative and its counsel to the effect that:

(i) the Owner Trustee has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United States of America with full power and authority (corporate and other) to own its properties and conduct its business, as presently conducted by it, and to enter into and perform its obligations under the Specified Agreements to which it is a party;

(ii) each of the Specified Agreements to which it is a party has been duly authorized, executed and delivered by the Owner Trustee;

(iii) the Specified Agreements to which it is a party constitute the legal, valid and binding obligation of the Owner Trustee, enforceable in accordance with their respective terms, except that (A) the enforceability thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights in general (as they may be applied in the context of a national banking association) and (B) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

(iv) neither the execution and delivery by the Owner Trustee of the Specified Agreements to which it is a party nor the consummation of any of the transactions by the Owner Trustee contemplated thereby required the consent or approval of, the giving of notice to, the registration with or the taking of any other action with respect to, any governmental authority or agency under any existing federal or state law governing the banking or trust powers of the Owner Trustee; and

(v) the execution and delivery of the Specified Agreements to which it is a party by the Trustee and the performance by the Owner Trustee of their respective terms do not conflict with or result in a violation of (A) any law or regulation of the United States of America or the State of Delaware governing trust powers of the Trustee, (B) the Articles of Association or By-Laws of the Trustee, or (C) to the best of their knowledge, any indenture, lease, or other material agreement to which the Trustee is a party or to which its assets are subject.

(e) The Representative shall have received a certificate dated the Closing Date of the President, any Vice President, the Treasurer or any Assistant Treasurer, of each of the Seller, the Transferor and the Issuer in which such officer shall state that the representations and warranties of the Seller, the Transferor and the Issuer, as applicable, in this Agreement are true and correct, and that the Seller, the Transferor or the Issuer, as applicable, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission, and subsequent to the date of the most recent financial statements of the Seller delivered to the Representative hereunder, there has been no material adverse change in the condition, financial or otherwise, whether or not arising from transactions in the ordinary course of business, of the Seller or the Transferor except as set forth in or contemplated by the Registration Statement and the Prospectus.

(f) The Representative shall have received a certificate dated the Closing Date of the President, any Vice President, the Treasurer or any Assistant Treasurer, of each of the Originators in which such officer shall state that the representations and warranties of each of the Originators in Specified Agreements to which it is a party are true and correct, and that each of the Originators has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date.

(g) The Class A Notes shall be rated “Aaa” by Moody’s and “AAA” by Standard & Poor’s, the Class B Notes shall be rated at least “A2” by Moody’s and “A” by Standard & Poor’s, and the Class C Notes shall be rated at least “Baa2” by Moody’s and “BBB” by Standard & Poor’s.

(h) The Representative shall have received evidence satisfactory to it and its counsel that, on or before the Closing Date, UCC-1 financing statements have been filed in the offices of the Secretary of State of the State of New York, the office of the Secretary of State of the

State of California, the office of the Secretary of State of the Commonwealth of Pennsylvania, and the office of the Secretary of State of the State of Delaware reflecting the interest of the Seller and/or the Transferor (as each has been assigned to or granted to Trust I), as the case may be, in the Receivables and the proceeds thereof.

(i) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall not have been any change, or any development involving a prospective change, in or affecting the business or properties of the Issuer, Trust I, any Originator or the Transferor the effect of which, in any case referred to above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to proceed with the offering or the delivery of the Offered Notes as contemplated by the Registration Statement and the Prospectus (and any supplements thereto).

(j) Each of the representations and warranties of the Originators, the Servicer, the Back-up Servicer, the Seller, the Transferor and the Issuer contained in the Specified Agreements are true and correct as of the Closing Date.

The Transferor will provide or cause to be provided to the Underwriters such conformed copies of such opinions, certificates, letters and documents as the Underwriters may reasonably request.

Section 7. Indemnification and Contribution. (a) The Seller and the Issuer shall jointly and severally indemnify and hold harmless each Underwriter and each Person who controls any Underwriter within the meaning of the Securities Act against any losses, claims, damages or liabilities, joint or several, to which the Underwriters or any of them may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter and each Person who controls any Underwriter within the meaning of the Securities Act for any actual legal or other expenses reasonably incurred by the Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that Seller and the Issuer shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with the Underwriter Information furnished to the Seller and the Issuer by any Underwriter through the Representative specifically for use therein.

(b) Each Underwriter, severally, but not jointly, agrees to indemnify and hold harmless the Seller and the Issuer against any losses, claims, damages or liabilities to which Seller and the Issuer may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the

Registration Statement, the Prospectus or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with the Underwriter Information relating to such Underwriter furnished to the Seller and the Issuer by such Underwriter through the Representative specifically for use therein, and will reimburse any actual legal or other expenses reasonably incurred by Seller and the Transferor in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

(c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action or the assertion by a third party of a claim, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party except and to the extent of any prejudice to such indemnifying party arising from such failure to provide such notice, and, provided further, that the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability which it may have to the indemnified party otherwise than under this Section. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them, or (iii) the indemnifying party fails to retain counsel as provided herein. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) does not include a statement as to or admission of, fault, culpability or a failure to act by or on behalf of any such indemnified party, and (ii) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action. Notwithstanding the foregoing, in the event that the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties.

(d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by Seller and the Transferor on the one hand and the Underwriters on the other from the offering of the Offered Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of Seller and the Transferor on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by Seller and the Transferor on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the Offered Notes (before deducting expenses) received by the Transferor bear to the total underwriting discounts and commissions received by the Underwriters (the “Spread”). The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by Seller and the Transferor or the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this subsection (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the Spread with respect to the Offered Notes purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute hereunder are several in proportion to their respective underwriting obligations, and not joint, and contributions among Underwriters shall be governed by the provisions of the Citigroup Global Markets Inc. Master Agreement Among Underwriters.

(e) The obligations of the Seller and the Issuer under this Section shall be in addition to any liability that the Seller or the Issuer may otherwise have and shall extend, upon the same terms and conditions, to each Person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of any Underwriter under this Section shall be in addition to any liability that such Underwriter may otherwise have and shall extend, upon the same terms and conditions, to each director of the Seller or the Issuer, to each officer of the Seller or the Issuer who signed the Registration Statement and to each Person, if any, who controls the Seller or Issuer within the meaning of the Securities Act.

Section 8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Issuer or its officers and of the Underwriters set forth in or made pursuant to this Agreement shall remain in full force and effect, regardless of any investigation or statement as to the results thereof, made by or on behalf of the Underwriters, the Issuer or any of their respective representatives, officers or directors or any controlling Person, and will survive delivery of and payment for the Offered Notes. If for any reason the purchase of the Offered Notes by the Underwriters is not consummated, the Seller shall remain responsible for the expenses to be paid or reimbursed by the Seller pursuant to Section 5(g) hereof and the respective obligations of Seller, the Transferor and the Underwriters pursuant to Section 7 hereof shall remain in effect. If the purchase of the Offered Notes by the Underwriters is not consummated for any reason other than solely because of the occurrence of any event specified in clause (iii), (iv) or (v) of Section 6© hereof, the Seller will reimburse the Underwriters for all actual out-of-pocket expenses (including fees and disbursements of counsel to the extent previously agreed) reasonably incurred by them in connection with the offering of the Offered Notes.

Section 9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Offered Notes agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Offered Notes set forth opposite their names in Schedule I hereto bears to the aggregate amount of Offered Notes set forth opposite the names of all the remaining Underwriters) the Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Offered Notes which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Offered Notes set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Offered Notes, and if such nondefaulting Underwriters do not purchase all the Offered Notes, this Agreement will terminate without liability to any non-defaulting Underwriter, the Trust, the Seller or the Issuer. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Underwriters shall determine in order that the required changes in the Registration Statement and the Prospectus (and any supplements thereto) or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to Seller, the Issuer and any nondefaulting Underwriter for damages occasioned by its default hereunder.

Section 10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them c/o Citigroup Global Markets Inc., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Asset-Backed Securities; or if sent to the Seller, will be mailed, delivered or telegraphed and confirmed to it at Mellon Bank, N.A., One Mellon Bank Center, Pittsburgh, Pennsylvania 15258, Attention: Corporate Secretarial Services Department; or if sent to the Issuer will be mailed, delivered or telegraphed and confirmed to it c/o Chase Manhattan Bank USA, National

Association, 1201 North Market Street, Wilmington, Delaware, 19801 Attention: Corporate Trust Administration.

Section 11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling Persons referred to in Section 7 hereof, and no other Person will have any right or obligation hereunder.

Section 12. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

Section 13. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REFERENCE TO ITS CONFLICT OF LAWS PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW) AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 14. Miscellaneous. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 15. Representative. The Representative will act for the several Underwriters in connection with this Agreement and the transactions contemplated hereby and any action under this Agreement taken by the Representative will be binding upon all the Underwriters.

Section 16. Limitation of Liability. It is expressly understood and agreed by the parties hereto that (i) this Agreement is executed and delivered by the Issuer, a Delaware statutory trust, in the exercise of the powers and authority conferred and vested in it under the Trust Agreement, (ii) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by the Owner Trustee, the Depositor or the Administrator of the Issuer (each as defined in the Trust Agreement) but is made and intended for the purpose for binding only the Issuer and (iii) under no circumstances shall the Owner Trustee, the Depositor or the Administrator of the Issuer be personally liable in such capacity for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Agreement or any related document.

Section 17. No Petition. The Underwriters and the Seller each hereby covenants and agrees that none of them shall institute against the Issuer or Trust I, or join in any institution against the Issuer or Trust I of, any bankruptcy, reorganization, arrangement, receivership, insolvency or liquidation proceedings, or other proceedings under any United States Federal or state bankruptcy or similar law in connection with any obligations relating to the Offered Notes or this Agreement.

If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us one of the counterparts duplicate hereof, whereupon it will become a binding agreement between Seller, the Issuer, the Transferor and the several Underwriters in accordance with its terms.

Very truly yours,

MELLON BANK, N.A., as Seller

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

MELLON BANK PFL MASTER NOTE TRUST, as Issuer

By:	MELLON BANK, N.A., not in its individual capacity, but solely as administrator

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

MELLON PREMIUM FINANCE LOAN OWNER TRUST, as Transferor

By:	MELLON BANK, N.A., not in its individual capacity, but solely as administrator

By:	/s/ LEO Y. AU
Name:	Leo Y. Au
Title:	Attorney-in-fact

The foregoing Underwriting Agreement

is hereby confirmed and accepted,

as of the date first above written:

CITIGROUP GLOBAL MARKETS INC., as Representative

By:	/s/ JEB EBBOTT
Name:	Jeb Ebbott
Title:	Director

For itself and the other Underwriters

named in Schedule I to the foregoing

Underwriting Agreement.

SCHEDULE I

Principal Amount of Class A Notes
Citigroup Global Markets Inc.	$308,220,000
Mellon Financial Markets, LLC	$205,480,000

Principal Amount of Class B Notes
Citigroup Global Markets Inc.	$13,404,600
Mellon Financial Markets, LLC	$8,936,400

Principal Amount of Class C Notes
Citigroup Global Markets Inc.	$8,375,400
Mellon Financial Markets, LLC	$5,583,600